Exhibit 99.2

Banc One Credit Card Master Trust

Trust Allocation Report

Distribution Date of:		18-Feb-03
Determined as of:		11-Feb-03
For Monthly Period Ending:		31-Jan-03
Days in Interest Period (30/360)		30
Days in Interest Period (Act/360)		34

Ending Pool Balance
Principal		2,734,872,335.72
Finance Charge		81,848,695.65

Total		2,816,721,031.37

Seller’s Interest Test
Ending Portfolio Principal Balance		2,734,872,335.72
Trust EFA		0.00

Receivables + EFA		2,734,872,335.72

Trust Invested Amount		1,509,930,049.10
Trust PFA		372,000,000.00

Trust Adjusted Invested Amount		1,137,930,049.10

Seller’s Participation Amount (with EFA)		1,596,942,286.62
Seller’s Participation Amount (w/o EFA)		1,596,942,286.62
Seller’s Interest Percentage		58.39%

Required Seller’s Interest Percentage		5.00%
Required Seller’s Interest		136,743,616.79

Required Principal Balance Test
Ending Portfolio Principal Balance		2,734,872,335.72
Required Principal Balance		2,450,000,000.00

Net Excess/Deficit		284,872,335.72

EFA
Beginning Excess Funding Account Balance		0.00
Required Excess Funding Account Deposit		0.00
Excess Funding Account Withdrawal		0.00

Shared Principal Collections
Series 1996-A		11,987,672.78
Series 1997-1		0.00
Series 1997-2		0.00

Delinquent Accounts
30–59 days	1.86%	52,349,653.67
60–89 days	1.27%	35,905,452.87
90 days +	2.50%	70,356,502.49
Total 30 days +	5.63%	158,611,609.03

Miscellaneous
Gross Credit Losses	7.59%	17,571,079.61
Net Credit Losses	7.05%	16,320,669.99
Discount Option Receivables		0.00
Discount Percentage		0.00%
Finance Charges Billed		34,178,853.40
Fees Billed		4,823,602.50
Interchange		6,174,881.00
Interest Earned on Collection Account		8,606.48